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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 25, 2004

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Item 5—Other Events

        On March 25, 2004, we entered into a letter of intent to acquire the silicon wafer manufacturing business and related assets from EnCompass Materials Group, Ltd., a privately-held corporation in Vancouver, Washington. If completed, the approximate $3.5 million purchase price will consist of a promissory note, Isonics restricted common stock and assumption of liabilities. The completion of the transaction is subject to due diligence, the preparation of definitive agreements, completion of an audit of EMG, and other usual closing conditions. The parties expect the transaction to close in the second quarter of calendar 2004.

Item 7—Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.

        Not applicable.

(b)
Pro forma financial information.

        Not applicable.

(c)
Exhibits

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of April 2004.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5—Other Events
  Item 7—Financial Statements and Exhibits
SIGNATURES